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                                                                     EXHIBIT 4.3


                                WARRANT AGREEMENT


            AGREEMENT, dated as of this 27th day of November, 1997, by and among iMALL, INC., a Nevada corporation ("Company"), SIGNATURE STOCK TRANSFER, INC. as Warrant Agent (the "Warrant Agent"), and COMMONWEALTH ASSOCIATES, a New York limited partnership ("Commonwealth").

                                   WITNESSETH

            WHEREAS, in connection with a private placement (the "Private Placement") of minimum of seventy (50) and a maximum of one hundred fifty (150) units ("Units"), each unit consisting 25,000 shares (the "Shares") of Series A Convertible Preferred Stock, par value $.001 per share (the "Preferred Stock") and 62,500 common stock purchase warrants ("Warrants") pursuant to an agency agreement (the "Agency Agreement") dated as of November 26, 1997 between the Company and Commonwealth, the Company may issue Warrants to purchase up to 10,625,000 (including the Overallotment Units as defined below) shares of Common Stock (as defined below); and

            WHEREAS, in connection with the Private Placement, the Company may issue to Commonwealth or its designees warrants to purchase up to 11,500,000 (in the event Overallotment Units are sold) shares of Common Stock, which warrants are convertible at the option of Commonwealth into an equal number of Warrants (the "Agent's Warrants"); and

            WHEREAS, in connection with the Private Placement, the Company and Commonwealth may determine to sell up to an additional twenty (20) Units (the "Overallotment Units") so as to increase the maximum number of Units up to one hundred seventy (170); and

            WHEREAS, each Warrant initially entitles the Registered Holder thereof to purchase one share of Common Stock; and

            WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer exchange and redemption of the Warrants, the issuance of certificates representing the Warrants, the exercise of the Warrants, and the rights of the holders thereof;

            NOW THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth and for the purpose of defining the terms and provisions of the Warrants and the certificates representing the Warrants and the respective rights and obligations thereunder of the Company, the holders of


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certificates representing the Warrants and the Warrant Agent, the parties hereto agree as follows:

            SECTION 1. Definitions. As used herein, the following terms shall have the following meanings, unless the context shall otherwise require:

                (a) "Common Stock" shall mean stock of the Company of any class, whether now or hereafter authorized, which has the right to participate in the distribution of earnings and assets of the Company without limit as to amount or percentage, which at the date hereof consists of 300,000,000 authorized shares of Common Stock, $.001 par value.

                (b) "Corporate Office" shall mean the office of the Warrant Agent (or its successor) at which at any particular time its principal business shall be administered, which office is located at the date hereof at 14675 Midway Road, Dallas, Texas 75244.

                (c) "Exercise Date" shall mean, as to any Warrant, the date on which the Warrant Agent shall have received both (a) the Warrant Certificate representing such Warrant, with the exercise form thereon duly executed by the Registered Holder thereof or his attorney-in-fact duly authorized in writing, and (b) payment in cash, or by official bank or certified check made payable to the Company, of an amount in lawful money of the United States of America equal to the applicable Purchase Price.

                (d) "Initial Warrant Exercise Date" shall mean ______________, 199__.

                (e) "Purchase Price" shall mean the purchase price to be paid upon exercise of each Warrant in accordance with the terms hereof, which price shall be $.40, subject to adjustment from time to time pursuant to the provisions of Section 9 hereof, and subject to the Company's right to reduce the Purchase Price upon notice to all warrantholders.

                (f) "Redemption Price" shall mean the price at which the Company may, at its option in accordance with the terms hereof, redeem the Warrants, which price shall be $0.05 per Warrant.

                (g) "Registered Holder" shall mean as to any Warrant and as of any particular date, the person in whose name the certificate representing the Warrant shall be registered on that date on the books maintained by the Warrant Agent pursuant to Section 6.

                (h) "Transfer Agent" shall mean Signature Stock Transfer, Inc. as the Company's transfer agent, or its authorized successor, as such.


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                (i) "Warrant Expiration Date" shall mean 5:00 P.M. (New York time) on __________, 2002 or, with respect to Warrants which are outstanding as of the Redemption Date (but specifically excluding the Agent's Warrants), the Redemption Date as defined in Section 8, whichever is earlier; provided that if such date shall in the State of New York be a holiday or a day on which banks are authorized or required to close, then 5:00 P.M. (New York time) on the next following day which in the State of New York is not a holiday or a day on which banks are authorized or required to close. Upon notice to all warrantholders the Company shall have the right to extend the Warrant Expiration Date.

            SECTION 2.  Warrants and Issuance of Warrant Certificates.

                (a) A Warrant initially shall entitle the Registered Holder of the Warrant Certificate representing such Warrant to purchase one share of Common Stock upon the exercise thereof, in accordance with the terms hereof, subject to modification and adjustment as provided in Section 9.

                (b) The Warrants included in the offering of Units will be detachable and separately transferable from the shares of Preferred Stock constituting part of such Units commencing on the Initial Exercise Date.

                (c) Upon execution of this Agreement, Warrant Certificates representing the number of Warrants sold in the Private Placement shall be executed by the Company and delivered to the Warrant Agent. Upon written order of the Company signed by its President or Chairman or a Vice President and by its Secretary or an Assistant Secretary, the Warrant Certificates shall be countersigned, issued and delivered by the Warrant Agent as part of the Units.

                (d) From time to time, up to the Warrant Expiration Date, the Transfer Agent shall countersign and deliver stock certificates in required whole number denominations representing up to the number of shares of Common Stock as shall be issuable on exercise of the Warrants, subject to adjustment as described herein, upon the exercise of Warrants in accordance with this Agreement.

                (e) From time to time, up to the Warrant Expiration Date, the Warrant Agent shall countersign and deliver Warrant Certificates in required whole number denominations to the persons entitled thereto in connection with any transfer or exchange permitted under this Agreement; provided that no Warrant Certificates shall be issued except (i) those initially issued hereunder, (ii) those issued on or after the Initial Warrant Exercise Date, upon the exercise of fewer than all Warrants represented by any Warrant Certificate, to evidence any unexercised Warrants held by the exercising Registered Holder,
(iii) those issued upon any transfer or exchange pursuant to Section 6; (iv) those issued in replacement of lost, stolen, destroyed or mutilated Warrant Certificates pursuant to Section 7; and (v) at the option of the


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Company, in such form as may be approved by its Board of Directors, to reflect any adjustment or change in the Purchase Price, the number of shares of Common Stock purchasable upon exercise of the Warrants or the Redemption Price therefor made pursuant to Section 9 hereof

                (f) Notwithstanding anything to the contrary contained herein, the Agent's Warrants shall not be subject to redemption by the Company.

            SECTION 3.  Form and Execution of Warrant Certificates.

                (a) The Warrant Certificates shall be substantially in the form annexed hereto as Exhibit A (the provisions of which are hereby incorporated herein) and may have such letters, numbers or other marks of identification or designation and such legends, summaries or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Warrants may be listed, or to conform to usage or to the requirements of Section 2(b). The Warrant Certificates shall be dated the date of issuance thereof (whether upon initial issuance, transfer, exchange or in lieu of mutilated, lost, stolen, or destroyed Warrant Certificates) and issued in registered form. Warrant Certificates shall be numbered serially with the letter W on Warrants of all denominations.

                (b) Warrant Certificates shall be executed on behalf of the Company by its Chief Executive Officer, President or any Vice President and by its Secretary or an Assistant Secretary, by manual signatures or by facsimile signatures printed thereon, and shall have imprinted thereon a facsimile of the Company's seal. Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be an officer of the Company or to hold the particular office referenced in the Warrant Certificate before the date of issuance of the Warrant Certificates or before countersignature by the Warrant Agent and issue and delivery thereof, such Warrant Certificates may nevertheless be countersigned by the Warrant Agent, issued and delivered with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be an officer of the Company or to hold such office. After countersignature by the Warrant Agent, Warrant Certificates shall be delivered by the Warrant Agent to the Registered Holder without further action by the Company, except as otherwise provided by Section 4(a) hereof

            SECTION 4.  Exercise.

                (a) Each Warrant may be exercised by the Registered Holder thereof at any time on or after the Initial Warrant Exercise Date, but not after the Warrant


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Expiration Date, upon the terms and subject to the conditions set forth herein and in the applicable Warrant Certificate. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the Exercise Date and the person entitled to receive the securities deliverable upon such exercise shall be treated for all purposes as the holder of those securities upon the exercise of the Warrant as of the close of business on the Exercise Date. As soon as practicable on or after the Exercise Date the Warrant Agent shall deposit the proceeds received from the exercise of a Warrant and shall notify the Company in writing of the exercise of the Warrants. Promptly following, and in any event within five days after the date of such notice from the Warrant Agent, the Warrant Agent, on behalf of the Company, shall cause to be issued and delivered by the Transfer Agent, to the person or persons entitled to receive the same, a certificate or certificates for the securities deliverable upon such exercise, (plus a certificate for any remaining unexercised Warrants of the Registered Holder) unless prior to the date of issuance of such certificates the Company shall instruct the Warrant Agent to refrain from causing such issuance of certificates pending clearance of checks received in payment of the Purchase Price pursuant to such Warrants. Notwithstanding the foregoing, in the case of payment made in the form of a check drawn on an account of Commonwealth or such other investment banks and brokerage houses as the Company shall approve in writing to the Warrant Agent, certificates shall immediately be issued without prior notice to the Company or any delay. Upon the exercise of any Warrant and clearance of the funds received, the Warrant Agent shall promptly remit the payment received for the Warrant (the "Warrant Proceeds") to the Company or as the Company may direct in writing.

            SECTION 5.  Reservation of Shares; Listing; Payment of Taxes; etc.

                (a) The Company covenants that from and after the Initial Warrant Exercise Date, it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon exercise of Warrants, such number of shares of Common Stock as shall then be issuable upon the exercise of all outstanding Warrants. The Company covenants that all shares of Common Stock which shall be issuable upon exercise of the Warrants shall, at the time of delivery, be duly and validly issued, fully paid, nonassessable and free from all taxes, liens and charges with respect to the issue thereof, (other than those which the Company shall promptly pay or discharge) and that upon issuance of such shares, if registered under the Securities Act of 1933 (as amended, the "Act"), or if exempt from such registration, shall be listed on each national securities exchange, including the Nasdaq National Market, or the Nasdaq SmallCap Market, on which the other shares of outstanding Common Stock of the Company are then listed.

                (b) The Company covenants that if any securities to be reserved for the purpose of exercise of Warrants hereunder require registration with, or approval of, any governmental authority under any federal securities law before such securities


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may be validly issued or delivered upon such exercise, then the Company will in good faith and as expeditiously as reasonably possible and in accordance with the terms of the Private Placement offering documents, endeavor to secure such registration or approval. The Company will use reasonable efforts to obtain appropriate approvals or registrations under state "blue sky" securities laws. With respect to any such securities, however, Warrants may not be exercised by, or shares of Common Stock or other securities underlying the Warrants issued to, any Registered Holder in any state in which such exercise would be unlawful.

                (c) The Company shall pay all documentary, stamp or similar taxes and other governmental charges that may be imposed with respect to the issuance of Warrants, or the issuance or delivery of any shares upon exercise of the Warrants; provided, however, that if the shares of Common Stock are to be delivered in a name other than the name of the Registered Holder of the Warrant Certificate representing any Warrant being exercised, then no such delivery shall be made unless the person requesting the same has paid to the Warrant Agent the amount of transfer taxes or charges incident thereto, if any.

                (d) The Warrant Agent is hereby irrevocably authorized to requisition the Company's Transfer Agent from time to time for certificates representing shares of Common Stock issuable upon exercise of the Warrants, and the Company will authorize the Transfer Agent to comply with all such proper requisitions. The Company will file with the Warrant Agent a statement setting forth the name and address of the Transfer Agent of the Company for shares of Common Stock issuable upon exercise of the Warrants.

            SECTION 6.  Exchange and Registration of Transfer.

                (a) Warrant Certificates may be exchanged for other Warrant Certificates representing an equal aggregate number of Warrants of the same class or may be transferred in whole or in part. Warrant Certificates to be exchanged shall be surrendered to the Warrant Agent at its Corporate Office, and upon satisfaction of the terms and provisions hereof, the Company shall execute and the Warrant Agent shall countersign, issue and deliver in exchange therefor the Warrant Certificate or Certificates which the Registered Holder making the exchange shall be entitled to receive.

                (b) The Warrant Agent shall keep at its office books in which, subject to such reasonable regulations as it may prescribe, it shall register Warrant Certificates and the transfer thereof in accordance with its regular practice. Upon due presentment for registration of transfer of any Warrant Certificate at such office, the Company shall execute and the Warrant Agent shall issue and deliver to the transferee or transferees a new Warrant Certificate or Certificates representing an equal aggregate number of Warrants.


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                (c) With respect to all Warrant Certificates presented for registration or transfer, or for exchange or exercise, the subscription form on the reverse thereof shall be duly endorsed, or be accompanied by a written instrument or instruments of transfer and subscription, in form satisfactory to the Company and the Warrant Agent, duly executed by the Registered Holder or his attorney-in-fact duly authorized in writing.

                (d) A service charge may be imposed by the Warrant Agent for any exchange or registration of transfer of Warrant Certificates. In addition, the Company may require payment by such holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

                (e) All Warrant Certificates surrendered for exercise or for exchange in case of mutilated Warrant Certificates shall be promptly cancelled by the Warrant Agent and thereafter retained by the Warrant Agent until termination of this Agreement or resignation as Warrant Agent, or, with the prior written consent of Commonwealth, disposed of or destroyed, at the direction of the Company.

                (f) Prior to due presentment for registration of transfer thereof, the Company and the Warrant Agent may deem and treat the Registered Holder of any Warrant Certificate as the absolute owner thereof and of each Warrant represented thereby (notwithstanding any notations of ownership or writing thereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary.

            SECTION 7. Loss or Mutilation. Upon receipt by the Company and the Warrant Agent of evidence satisfactory to them of the ownership of and loss, theft, destruction or mutilation of any Warrant Certificate and (in case of loss, theft or destruction) of indemnity satisfactory to them, and (in the case of mutilation) upon surrender and cancellation thereof, the Company shall execute and the Warrant Agent shall ( in the absence of notice to the Company and/or Warrant Agent that the Warrant Certificate has been acquired by a bona fide purchaser) countersign and deliver to the Registered Holder in lieu thereof a new Warrant Certificate of like tenor representing an equal aggregate number of Warrants. Applicants for a substitute Warrant Certificate shall comply with such other reasonable regulations and pay such other reasonable charges as the Warrant Agent may prescribe.

            SECTION 8.  Redemption.

                (a) On not less than thirty (30) days notice to Registered Holders of the Warrants being redeemed, the Warrants may be redeemed, at the option of the Company, at any time after 1 199_ (12 months from the final closing of the Private Placement) at a redemption price of $.05 per Warrant, provided the Market Price of the Common Stock receivable upon exercise of such Warrants shall be at least $1.00


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(the "Target Price"), subject to adjustment as set forth in Section 8(f), below.
Market Price for the purpose of this Section 8 shall mean (i) the average closing bid price, for thirty (30) consecutive business days ending with the date of the notice of redemption, which notice shall be mailed no later than five days thereafter, of the Common Stock as reported by Nasdaq or (ii) the average of the last reported sale prices for thirty (30) consecutive business days ending with the date of the notice of redemption, which notice shall be mailed no later than five days thereafter, on the primary exchange on which the Common Stock is traded, if the Common Stock is traded on a national securities exchange, including the Nasdaq National Market. The date fixed for redemption of the Warrants is referred to herein as the "Redemption Date."

                (b) If the conditions set forth in Section 8(a) are met, and the Company desires to exercise its right to redeem the Warrants, it shall mail a notice of redemption to each of the Registered Holders of the Warrants to be redeemed, first class, postage prepaid, not later than the thirtieth day before the date fixed for redemption, at their last address as shall appear on the records maintained pursuant to Section 6(b). Any notice mailed in the manner provided herein shall be conclusively presumed to have been duly given whether or not the Registered Holder receives such notice.

                (c) The notice of redemption shall specify (i) the redemption price, (ii) the Redemption Date, (iii) the place where the Warrant Certificates shall be delivered and the redemption price paid, (iv) that Commonwealth will assist each Registered Holder of a Warrant in connection with the exercise thereof and (v) that the right to exercise the Warrant shall terminate at 5:00 P.M. (New York time) on the business day immediately preceding the Redemption Date. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for such redemption except as to a Registered Holder (a) to whom notice was not mailed or (b) whose notice does not substantially comply with the preceding sentence. An affidavit of the Warrant Agent or of the Secretary or an Assistant Secretary of the Company that notice of redemption has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

                (d) Any right to exercise a Warrant shall terminate at 5:00 P.M. (New York time) on the business day immediately preceding the Redemption Date. On and after the Redemption Date, Holders of the Warrants shall have no further rights except to receive, upon surrender of the Warrant, the Redemption Price.

                (e) From and after the Redemption Date, the Company shall, at the place specified in the notice of redemption, upon presentation and surrender to the Company by or on behalf of the Registered Holder thereof of one or more Warrant Certificates evidencing Warrants to be redeemed, deliver or cause to be delivered to or upon the written order of such Holder a sum in cash equal to the redemption price


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of each such Warrant. From and after the Redemption Date and upon the deposit or setting aside by the Company of a sum sufficient to redeem all the Warrants called for redemption, such Warrants shall expire and become void and all rights hereunder and under the Warrant Certificates, except the right to receive payment of the redemption price, shall cease.

                (f) Notwithstanding anything to the contrary contained on this
Section 8, the Company may not redeem the Warrants unless at the time of the mailing of the notice of redemption a registration statement covering the shares of Common Stock issuable upon exercise thereof has been declared effective and remains effective through the Redemption Date.

                (g) If the shares of the Company's Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock by one or more stock dividends or a stock split or a reverse stock split, the Target Price shall be proportionally adjusted by the ratio which the total number of shares of Common Stock outstanding immediately prior to such event bears to the total number of shares of Common Stock to be outstanding immediately after such event.

            SECTION 9. Adjustment of Exercise Price and Number of Shares of Common Stock or Warrants.

                (a) Subject to the exceptions referred to in Section 9(m) below, in the event the Company shall, at any time during the 18-month period commencing on the initial closing date of the Private Placement, sell any shares of Common Stock for a consideration per share less than the Purchase Price, the Purchase Price shall be immediately adjusted to equal such issuance price.

                (b) Subject to the exceptions referred to in Section 9(m) below, in the event the Company shall, at any time or from time to time after the date hereof, issue any shares of Common Stock as a stock dividend to the holders of Common Stock, or subdivide or combine the outstanding shares of Common Stock into a greater or lesser number of shares (any such sale, issuance, subdivision or combination being herein called a "Change of Shares"), then, and thereafter upon each further Change of Shares, the Purchase Price in effect immediately prior to such Change of Shares shall be changed to a price (including any applicable fraction of a cent) determined by multiplying the Purchase Price in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately after the issuance of such additional shares. Such adjustment shall be made successively whenever such an issuance is made.


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                (c) In case the Company shall fix a record date for the issuance of rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price (the "Subscription Price") (or having a conversion price per share) less than the Exercise Price on such record date the Exercise Price shall be adjusted so that the same shall equal the price determined by multiplying the Exercise Price in effect immediately prior to the date of issuance by a fraction, the numerator of which shall be the sum of the number of shares outstanding on the record date mentioned below and the number of additional shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered) would purchase at the Exercise Price in effect immediately prior to the date of such issuance, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding on the record date mentioned below and the number of additional shares of Common Stock offered for subscription or purchase (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever such rights or warrants are issued and shall become effective immediately after the record date for the determination of shareholders entitled to receive such rights or warrants; and to the extent that shares of Common Stock are not delivered (or securities convertible into Common Stock are not delivered) after the expiration of such rights or warrants the Exercise Price shall be readjusted to the Exercise Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of Common
Stock (or securities convertible into Common Stock) actually delivered.

                (d) In case the Company shall issue shares of its Common Stock (excluding (i) shares of capital stock issued pursuant to a stock dividend or a stock split or other subdivision or recombination of shares, (ii) Common Stock issued upon exercise of any warrants, options or other securities outstanding on the date of the Final Closing, (iii) securities issued by the Company in an underwritten public offering at not less than the then Market Price (as defined herein) of the Common Stock, (iv) securities issued pursuant to the direct or indirect bona fide acquisition by the Company of any Person, whether by merger, purchase of stock, purchase of assets or otherwise, (v) securities issued upon exercise, conversion or exchange of capital stock, rights, options or subscription calls, warrants or other securities, or (vi) Common Stock or options or warrants to purchase Common Stock issued to officers, directors or employees of or consultants to the Company pursuant to any compensation agreement, plan or arrangement or the issuance of Common Stock upon the exercise of any such options or warrants, provided such issuances do not exceed 10% of the Company's outstanding Common Stock and preferred stock on the date of the Final Closing) for a consideration per share (the "Offering Price") less than the Exercise Price, the Exercise Price shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying the Exercise Price in effect immediately prior to the date of issuance by a fraction, the numerator of which shall be the number of shares of


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Common Stock outstanding immediately prior to the issuance of such additional shares and the number of shares of Common Stock which the aggregate consideration received (determined as provided in subsection (h) below) for the issuance of such additional shares would purchase at the Exercise Price in effect immediately prior to the date of such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after the issuance of such additional shares. Such adjustment shall be made successively whenever such an issuance is made.

                (e) In case the Company shall issue any securities convertible into or exchangeable for its Common Stock (excluding securities issued in transactions described in Subsection (b) above) for a consideration per share of Common Stock (the "Conversion Price") initially deliverable upon conversion or exchange of such securities (determined as provided in Subsection (h) below) less than the Exercise Price, the Exercise Price shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying the Exercise Price in effect immediately prior to the date of issuance by a fraction, the numerator of which shall be the sum of the number of shares outstanding immediately prior to the issuance of such securities and the number of shares of Common Stock which the aggregate consideration received (determined as provided in subsection (h) below) for such securities would purchase at the Exercise Price in effect immediately prior to the date of such issuance, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the issuance of such securities and the maximum number of shares of Common Stock of the Company deliverable upon conversion of or in exchange for such securities at the initial conversion or exchange price or rate. Such adjustment shall be made successively whenever such an issuance is made.

                (f) Upon each adjustment of the Purchase Price pursuant to this
Section 9, the total number of shares of Common Stock purchasable upon the exercise of each Warrant shall (subject to the provisions contained in Section 9(g) hereof) be such number of shares (calculated to the nearest tenth) purchasable at the Purchase Price in effect immediately prior to such adjustment multiplied by a fraction, the numerator of which shall be the Purchase Price in effect immediately prior to such adjustment and the denominator of which shall be the Purchase Price in effect immediately after such adjustment.

                (g) The Company may elect, upon any adjustment of the Purchase Price hereunder, to adjust the number of Warrants outstanding, in lieu of the adjustment in the number of shares of Common Stock purchasable upon the exercise of each Warrant as hereinabove provided, so that each Warrant outstanding after such adjustment shall represent the right to purchase one share of Common Stock. Each Warrant held of record prior to such adjustment of the number of Warrants shall become that number of Warrants (calculated to the nearest tenth) determined by multiplying the number one by a fraction, the numerator of which shall be the


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Purchase Price in effect immediately prior to such adjustment and the denominator of which shall be the Purchase Price in effect immediately after such adjustment. Upon each adjustment of the number of Warrants pursuant to this
Section 9, the Company shall, as promptly as practicable, cause to be distributed to each Registered Holder of Warrant Certificates on the date of such adjustment Warrant Certificates evidencing, subject to Section 10 hereof, the number of additional Warrants to which such Holder shall be entitled as a result of such adjustment or, at the option of the Company, cause to be distributed to such Holder in substitution and replacement for the Warrant Certificates held by him prior to the date of adjustment (and upon surrender thereof, if required by the Company) new Warrant Certificates evidencing the number of Warrants to which such Holder shall be entitled after such adjustment.

                (h) For purposes of any computation respecting consideration received pursuant to Subsections (d) and (e) above, the following shall apply:

                     (A) in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith;

                     (B) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors of the Company (irrespective of the accounting treatment thereof), whose determination shall be conclusive; and

                     (C) in the case of the issuance of securities convertible into or exchangeable for shares of Common Stock, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion or exchange thereof (the consideration in each case to be determined in the game manner as provided in clauses (A) and (B) of this Subsection (h)).

                (i) In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock, or in case of any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock), or in case of any sale or conveyance to another corporation of the property of the Company as, or substantially as, an entirety (other than a sale/leaseback, mortgage or other financing transaction), the Company shall cause effective provision to be made so that each holder of a Warrant then outstanding shall have the right thereafter, by exercising such Warrant to purchase the kind and number of shares of stock or other securities or property (including cash) receivable upon such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock that might have been purchased upon exercise of such Warrant immediately prior to such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 9. The Company shall not effect any such consolidation, merger or sale unless prior to or simultaneously with the consummation thereof the successor (if other than the Company) resulting from such consolidation or merger or the corporation purchasing assets or other appropriate corporation or entity shall assume, by written instrument executed and delivered to the Warrant Agent, the obligation to deliver to the holder of each Warrant such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holders may be entitled to purchase and the other obligations under this Agreement. The foregoing provisions shall similarly apply to successive reclassifications, capital reorganizations and other changes of outstanding shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

                (j) Irrespective of any adjustments or changes in the Purchase Price or the number of shares of Common Stock purchasable upon exercise of the Warrants, the Warrant Certificates theretofore and thereafter issued shall, unless the Company shall exercise its option to issue new Warrant Certificates pursuant to Section 2(d) hereof, continue to express the Purchase Price per share, the number of shares purchasable thereunder and the Redemption Price therefor as the Purchase Price per share, and the number of shares purchasable and the Redemption Price therefore were expressed in the Warrant Certificates when the same were originally issued.

                (k) After each adjustment of the Purchase Price pursuant to this
Section 9, the Company will promptly prepare a certificate signed by the Chief Executive Officer or President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, of the Company setting forth: (i) the Purchase Price as so adjusted, (ii) the number of shares of Common Stock purchasable upon exercise of each Warrant after such adjustment, and, if the Company shall have elected to adjust the number of Warrants, the number of Warrants to which the registered holder of each Warrant shall then be entitled, and the adjustment in Redemption Price resulting therefrom, and (iii) a brief statement of the facts accounting for such adjustment. The Company will promptly file such certificate with the Warrant Agent and cause a brief summary thereof to be sent by ordinary first class mail to Commonwealth and to each registered holder of Warrants at his last address as it shall appear on the registry books of the Warrant Agent. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity thereof except as to the holder to whom the Company failed to mail such notice, or except as to the holder whose notice was defective. The affidavit of an officer of the Warrant Agent or the Secretary or an Assistant Secretary of the Company that such notice has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

                (l) For purposes of Section 9(b) and 9(c) hereof, the following provisions (A) to (C) shall also be applicable:

                     (A) The number of shares of Common Stock outstanding at any given time shall include shares of Common Stock owned or held by or for the account of the Company and the sale or issuance of such treasury shares or the distribution of any such treasury shares shall not be considered a Change of Shares for purposes of said sections.

                     (B) No adjustment of the Purchase Price shall be made unless such adjustment would require an increase or decrease of at least $.025 in such price; provided that any adjustments which by reason of this clause (B) are not required to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment(s) so carried forward, shall require an increase or decrease of at least $.025 in the Purchase Price then in effect hereunder.

                     (C) In case of the sale for cash of any shares of Common Stock, any Convertible Securities, any rights or warrants to subscribe for or purchase, or any options for the purchase of, Common Stock or Convertible Securities, the consideration received by the Company therefore shall be deemed to be the gross sales price therefor without deducting therefrom any expense paid or incurred by the Company or any underwriting discounts or commissions or concessions paid or allowed by the Company in connection therewith.

                (m) No adjustment to the Purchase Price of the Warrants or to the number of shares of Common Stock purchasable upon the exercise of each Warrant will be made, however,

                     (i) upon the exercise of any of the options presently outstanding under the Company's Stock Option Plan (the "Plan") for officers, directors and certain other key personnel of the Company; or

                    (ii)     upon the sale or exercise of the Warrants; or

                   (iii) upon the sale of any shares of Common Stock or Convertible Securities in a firm commitment underwritten public offering, including, without limitation, shares sold upon the exercise of any overallotment option granted to the underwriters in connection with such offering; or

                    (iv) upon the issuance or sale of Common Stock or Convertible Securities upon the exercise of any rights or warrants to subscribe for or purchase, or any options for the purchase of, Common Stock or Convertible Securities, whether or not such rights, warrants or options were outstanding on the date of the original sale of the Warrants or were thereafter issued or sold; or

                     (v) upon the issuance or sale of Common Stock upon conversion or exchange of any Convertible Securities, whether or not any adjustment in the Purchase Price was made or required to be made upon on the issuance or sale of such Convertible Securities and whether or not such Convertible Securities were outstanding on the date of the original sale of the Warrants or were thereafter issued or sold;

                (n) As used in this Section 9, the term "Common Stock" shall mean and include the Company's Common Stock authorized on the date of the original issue of the Units and shall also include any capital stock of any class of the Company thereafter authorized which shall not be limited to a fixed sum or percentage in respect of the fights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary liquidation, dissolution or winding up of the Company; provided, however, that the shares issuable upon exercise of the Warrants shall include only shares of such class designated in the Company's Articles of Incorporation as Common Stock on the date of the original issue of the Units or (i), in the case of any reclassification, change, consolidation, merger, sale or conveyance of the character referred to in Section 9(i) hereof, the stock, securities or property provided for in such section or (ii), in the case of any reclassification or change in the outstanding shares of Common Stock issuable upon exercise of the Warrants as a result of a subdivision or combination or consisting of a change in par value, or from par value to no par value, or from no par value to par value, such shares of Common Stock as so reclassified or changed.

                (o) Any determination as to whether an adjustment in the Purchase Price in effect hereunder is required pursuant to Section 9, or as to the amount of any such adjustment, if required, shall be binding upon the holders of the Warrants and the Company if made in good faith by the Board of Directors of the Company.

                (p) If and whenever the Company shall grant to the holders of Common Stock, as such, rights or warrants to subscribe for or to purchase, or any options for the purchase of, Common Stock or securities convertible into or exchangeable for or carrying a right, warrant or option to purchase Common Stock, the Company shall concurrently therewith grant to each Registered Holder as of the record date for such transaction of the Warrants then outstanding, the rights, warrants or options to which each Registered Holder would have been entitled if, on the record date used to determine the stockholders entitled to the rights, warrants or options being granted by the Company, the Registered Holder were the holder of record of the number of whole shares of Common Stock then issuable upon exercise (assuming, for purposes of this section 9(p), that exercise of Warrants is permissible during periods prior to the Initial Warrant Exercise Date) of his Warrants. Such grant by the Company to the holders of the Warrants shall be in lieu of any adjustment which otherwise might be called for pursuant to this Section 9.

            SECTION 10. Registration Under The Securities Act of 1933. The Company agrees to register for resale the Warrants and the shares of Common Stock issued or issuable upon exercise of the Warrants under the Securities Act of 1933, as amended (the "Act") no later than _________, 1998, as more fully set forth in Section IV of the Subscription Agreement between the Company and each of the investors in the Private Placement, subject to certain contractual restrictions on transfer and exercise applicable to the Holder.

            SECTION 11.  Fractional Warrants and Fractional Shares.

                (a) If the number of shares of Common Stock purchasable upon the exercise of each Warrant is adjusted pursuant to Section 9 hereof, the Company nevertheless shall not be required to issue fractions of shares, upon exercise of the Warrants or otherwise, or to distribute certificates that evidence fractional shares. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of such fractional share, determined as follows:

                     (1) If the Common Stock is listed on a National Securities Exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the Nasdaq National Market, the current market value shall be the last reported sale price of the Common Stock on such exchange or market on the last business day prior to the date of exercise of this Warrant or if no such sale is made on such day, the average of the closing bid and asked prices for such day on such exchange or market; or

                     (2) If the Common Stock is not listed or admitted to unlisted trading privileges, the current market value shall be the mean of the last reported bid and asked prices reported by the Nasdaq SmallCap Market or, if not traded thereon, by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of this Warrant; or

                     (3) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current market value shall be an amount determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

            SECTION 12. Warrant Holders Not Deemed Shareholders. Subject to
Section 9(k), no holder of Warrants shall, as such, be entitled to vote or to receive dividends or be deemed the holder of Common Stock that may at any time be issuable upon exercise of such Warrants for any purpose whatsoever, nor shall anything contained herein be construed to confer upon the holder of Warrants, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue or reclassification of stock, change of par value or change of stock to no par value, consolidation, merger or conveyance or otherwise), or to receive notice of meetings, or to receive dividends or subscription rights, until such Holder shall have exercised such Warrants and been issued shares of Common Stock in accordance with the provisions hereof

            SECTION 13. Rights of Action. All rights of action with respect to this Agreement are vested in the respective Registered Holders of the Warrants, and any Registered Holder of a Warrant, without consent of the Warrant Agent or of the holder of any other Warrant, may, in his own behalf and for his own benefit, enforce against the Company his right to exercise his Warrants for the purchase of shares of Common Stock in the manner provided in the Warrant Certificate and this Agreement.

            SECTION 14. Agreement of Warrant Holders. Every holder of a Warrant, by his acceptance thereof, consents and agrees with the Company, the Warrant Agent and every other holder of a Warrant that:

                (a) The Warrants are transferable only on the registry books of the Warrant Agent by the Registered Holder thereof in person or by his attorney-in-fact duly authorized in writing and only if the Warrant Certificates representing such Warrants are surrendered at the office of the Warrant Agent, duly endorsed or accompanied by a proper instrument of transfer satisfactory to the Warrant Agent and the Company in their sole discretion, together with payment of any applicable transfer taxes; and

                (b) The Company and the Warrant Agent may deem and treat the person in whose name the Warrant Certificate is registered as the holder and as the absolute, true and lawful owner of the Warrants represented thereby for all purposes, and neither the Company nor the Warrant Agent shall be affected by any notice or knowledge to the contrary, except as otherwise expressly provided in
Section 7 hereof

            SECTION 15. Cancellation of Warrant Certificates. If the Company shall purchase or acquire any Warrant or Warrants, the Warrant Certificate or Warrant Certificates evidencing the same shall thereupon be delivered to the Warrant Agent and cancelled by it and retired. The Warrant Agent shall also cancel the Warrant

Certificate or Warrant Certificates following exercise of any or all of the Warrants represented thereby or delivered to it for transfer, splitup, combination or exchange.

            SECTION 16. Concerning, the Warrant Agent. The Warrant Agent acts hereunder as agent and in a ministerial capacity for the Company, and its duties shall be determined solely by the provisions hereof The Warrant Agent shall not, by issuing and delivering Warrant Certificates or by any other act hereunder be deemed to make any representations as to the validity, value or authorization of the Warrant Certificates or the Warrants represented thereby or of any securities or other property delivered upon exercise of any Warrant or whether any stock issued upon exercise of any Warrant is fully paid and nonassessable.

            The Warrant Agent shall not at any time be under any duty or responsibility to any holder of Warrant Certificates to make or cause to be made any adjustment of the Purchase Price or the Redemption Price provided in this Agreement, or to determine whether any fact exists which may require any such adjustments, or with respect to the nature or extent of any such adjustment, when made, or with respect to the method employed in making the same. It shall not (i) be liable for any recital or statement of facts contained herein or for any action taken, suffered or omitted by it in reliance on any Warrant Certificate or other document or instrument believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties,
(ii) be responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement or in any Warrant Certificate, or (iii) be liable for any act or omission in connection with this Agreement except for its own negligence or wilful misconduct.

            The Warrant Agent may at any time consult with counsel satisfactory to it (who may be counsel for the Company) and shall incur no liability or responsibility for any action taken, suffered or omitted by it in good faith in accordance with the opinion or advice of such counsel.

            Any notice, statement, instruction, request, direction, order or demand of the Company shall be sufficiently evidenced by an instrument signed by the Chairman of the Board, President, any Vice President, its Secretary, or Assistant Secretary, (unless other evidence in respect thereof is herein specifically prescribed). The Warrant Agent shall not be liable for any action taken, suffered or omitted by it in accordance with such notice, statement, instruction, request, direction, order or demand believed by it to be genuine.

            The Company agrees to pay the Warrant Agent reasonable compensation for its services hereunder and to reimburse it for its reasonable expenses hereunder; it further agrees to indemnify the Warrant Agent and save it harmless against any and all losses, expenses and liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent in the execution of its duties and powers hereunder except losses, expenses and liabilities arising as a result of the Warrant Agent's negligence or wilful misconduct.

            The Warrant Agent may resign its duties and be discharged from all further duties and liabilities hereunder (except liabilities arising as a result of the Warrant Agent's own negligence or wilful misconduct), after giving 30 days' prior written notice to the Company. At least 15 days prior to the date such resignation is to become effective, the Warrant Agent shall cause a copy of such notice of resignation to be mailed to the Registered Holder of each Warrant Certificate at the Company's expense. Upon such resignation, or any inability of the Warrant Agent to act as such hereunder, the Company shall appoint a new warrant agent in writing. If the Company shall fail to make such appointment within a period of 15 days after it has been notified in writing of such resignation by the resigning Warrant Agent, then the Registered Holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new warrant agent. Any new warrant agent, whether appointed by the Company or by such a court, shall be a bank or trust company having a capital and surplus, as shown by its last published report to its stockholders, of not less than $10,000,000 or a stock transfer company. After acceptance in writing of such appointment by the new warrant agent is received by the Company, such new warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the resigning Warrant Agent. Not later than the effective date of any such appointment the Company shall file notice thereof with the resigning Warrant Agent and shall forthwith cause a copy of such notice to be mailed to the Registered Holder of each Warrant Certificate.

            Any corporation into which the Warrant Agent or any new warrant agent may be converted or merged or any corporation resulting from any consolidation to which the Warrant Agent or any new warrant agent shall be a party or any corporation succeeding to the trust business of the Warrant Agent shall be a successor warrant agent under this Agreement without any further act, provided that such corporation is eligible for appointment as successor to the Warrant Agent under the provisions of the preceding paragraph. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed to the Company and to the Registered Holder of each Warrant Certificate.

            The Warrant Agent, its subsidiaries and affiliates, and any of its or their officers or directors, may buy and hold or sell Warrants or other securities of the Company and otherwise deal with the Company in the same manner and to the same extent and with like effects as though it were not Warrant Agent. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

            SECTION 17. Modification of Agreement. The parties hereto may by supplemental agreement make any changes or corrections in this Agreement (i) that they shall deem appropriate to cure any ambiguity or to correct any defective or inconsistent provision or manifest mistake or error herein contained; (ii) to reflect an increase in the number of Warrants which are to be governed by this Agreement resulting from a subsequent public offering of Company securities which includes Warrants having the same terms and conditions as the Warrants originally covered by or subsequently added to this Agreement under this Section 17; or (iii) that they may deem necessary or desirable and which shall not adversely affect the interests of the holders of Warrant Certificates; provided, however, that this Agreement shall not otherwise be modified, supplemented or altered in any respect except with the consent in writing of the Registered Holders of Warrant Certificates representing not less than 50% of the Warrants then outstanding; and provided, further, that no change in the number or nature of the securities purchasable upon the exercise of any Warrant, or the Purchase Price therefor, or the acceleration of the Warrant Expiration Date, shall be made without the consent in writing of the Registered Holder of the Warrant Certificate representing such Warrant, other than such changes as are specifically prescribed by this Agreement as originally executed or are made in compliance with applicable law.

            SECTION 18. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed first class registered or certified mail, postage prepaid as follows: if to the Registered Holder of a Warrant Certificate, at the address of such holder as shown on the registry books maintained by the Warrant
Agent: if to the Company, at iMall, Inc., 4400 Coldwater Canyon Blvd., Suite 200, Studio City, California 91604, attention: Chief Executive Officer, or at such other address as may have been furnished to the Warrant Agent in writing by the Company; if to the Warrant Agent, at its Corporate Office; if to Commonwealth, at Commonwealth Associates, 830 Third Avenue, New York, New York 10022.

            SECTION 19. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to principles of conflict of laws.

            SECTION 20. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and, the Warrant Agent and their respective successors and assigns, and the holders from time to time of Warrant Certificates. Nothing in this Agreement is intended or shall be construed to confer upon any other person any right, remedy or claim, in equity or at law, or to impose upon any other person any duty, liability or obligation.

            SECTION 21. Termination. This Agreement shall terminate at the close of business on the earlier of the Warrant Expiration Date or the date upon which all Warrants have been exercised, except that the Warrant Agent shall account to the Company for cash held by it and the provisions of Section 15 hereof shall survive such termination.

            SECTION 22. Counterparts. This Agreement may be executed in several counterparts, which taken together shall constitute a single document.

            IN WITNESS W]HEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                             iMALL, INC.


                                             By: /s/ Richard Rosenblatt
                                                 -------------------------------
                                                 Richard Rosenblatt,
                                                 Chief Executive Officer


                                             SIGNATURE STOCK TRANSFER, INC.


                                             By: /s/
                                                 -------------------------------
                                                 Authorized Officer


                                             COMMONWEALTH ASSOCIATES,
                                             a New York limited partnership


                                             By:   COMMONWEALTH
                                                   MANAGEMENT CO., INC., a
                                                   New York corporation, its
                                                   general partner


                                             By: /s/
                                                 -------------------------------
                                                 Name:
                                                      --------------------------
                                                 Title:
                                                       -------------------------

                                    EXHIBIT A

                      [FORM OF FACE OF WARRANT CERTIFICATE]


No. W                                                            ______ Warrants

                          VOID AFTER ____________, 2002

                        WARRANT CERTIFICATE FOR PURCHASE
                                 OF COMMON STOCK

                                   iMALL, INC.


            This certifies that FOR VALUE RECEIVED ___________ _______________________ or registered assigns (the "Registered Holder") is the owner of the number of Warrants ("Warrants") specified above. Each Warrant represented hereby initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Warrant Certificate and the Warrant Agreement (as hereinafter defined), one fully paid and nonassessable share of Common Stock, $.001 par value ("Common Stock"), of imall, Inc., a Nevada corporation (the "Company"), at any time through the Expiration Date (as hereinafter defined), upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse hereof duly executed, at the corporate office of Signature Stock Transfer, Inc. as Warrant Agent, or its successor (the "Warrant Agent"), accompanied by payment of $.40 (the "Purchase Price") in lawful money of the United States of America in cash or by official bank or certified check made payable to Company.

            This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the "Warrant Agreement"), dated ________, 1997, by and among the Company, the Warrant Agent and Commonwealth Associates.

            In the event of certain contingencies provided for in the Warrant Agreement, the Purchase Price or the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment.

            Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional shares of Common Stock will be issued. In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new

Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Warrants.

            The term "Expiration Date" shall mean 5:00 P.M. (New York time) on ______________, 2002 or such earlier date as the Warrants shall be redeemed. If such date shall in the State of New York be a holiday or a day on which banks are authorized to close, then the Expiration Date shall mean 5:00 P.M. (New York time) the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close.

            The Company shall not be obligated to deliver any securities pursuant to the exercise of the Warrants represented hereby unless a registration statement under the Securities Act of 1933, as amended, with respect to such securities is effective. The Company has covenanted and agreed that it will file a registration statement in accordance with the terms of the subscription agreements executed in connection with the Company's 1997 private placement. The Warrants represented hereby shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful.

            This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment with any transfer fee, tax, or governmental charge imposed in connection therewith, for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.

            Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

            The Warrants represented hereby may be redeemed at the option of the Company, at a redemption price of $.05 per Class A Warrant at any time provided the Market Price (as defined in the Warrant Agreement) for the Common Stock shall exceed $1.00 per share. Notice of redemption shall be given not later than the thirtieth day before the date fixed for redemption, all as provided in the Warrant Agreement. On and after the date fixed for redemption, the Registered Holder shall have no rights with respect to the Warrants represented hereby except to receive the $.05 per Warrant upon surrender of this Warrant Certificate.

            Prior to due presentment for registration of transfer hereof, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary.

            This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York.

            This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

            IN WITNESS W]HEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile, by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.

                                   iMALL, INC.


Dated:                             By:
      -----------------               ---------------------------

                                   By:
                                      ---------------------------

[seal]

Countersigned:

SIGNATURE STOCK TRANSFER, INC.,
as Warrant Agent


By:
---------------------------------
    Authorized Officer

                    [FORM OF REVERSE OF WARRANT CERTIFICATE]


                                SUBSCRIPTION FORM

                     To Be Executed by the Registered Holder
                          in Order to Exercise Warrants


            The undersigned Registered Holder hereby irrevocably elects to exercise _______ Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities shall be issued in the name of

                        PLEASE INSERT SOCIAL SECURITY OR
                            OTHER IDENTIFYING NUMBER


                 ---------------------------------------------

                 ---------------------------------------------

                 ---------------------------------------------

                 ---------------------------------------------
                     [please print or type name and address]


and be delivered to


                 ---------------------------------------------

                 ---------------------------------------------

                 ---------------------------------------------

                 ---------------------------------------------
                     [please print or type name and address]


and if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.

                                   ASSIGNMENT


                     To Be Executed by the Registered Holder
                           in Order to Assign Warrants


FOR VALUE RECEIVED, _________________________ hereby sells, assigns and transfers unto


                        PLEASE INSERT SOCIAL SECURITY OR
                            OTHER IDENTIFYING NUMBER

                 ---------------------------------------------

                 ---------------------------------------------

                 ---------------------------------------------

                 ---------------------------------------------
                     [please print or type name and address]


________________ of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints __________________________ Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.


Dated:                       X
      -------------------       ---------------------------
                                           Signature Guaranteed


                                   ------------------------------


THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A MEMBER OF THE MEDALLION STAMP PROGRAM.

                                   SCHEDULE A

                                   iMALL, INC.


                       PRIVATE PLACEMENT SELLING AGREEMENT

                                                              New York, New York
                                                                          , 1997


Dear Sirs:

                 1. iMall, Inc. (the "Company") is offering for sale on a "best efforts, minimum-maximum" basis, up to 150 units ("Units"), each Unit consisting of 25,000 shares (the "Shares") of the Company's Convertible Preferred Stock and 62,500 common stock purchase warrants ("Warrants"). The Units and the terms under which they are to be offered for sale by the Company are more particularly described in the Private Placement Memorandum dated November __, 1997 (the "Memorandum") and the form of subscription agreement between the Company and each subscriber (the "Subscription Agreement"), the exhibits to the Memorandum and the Subscription Agreement, and any other documents delivered to subscribers (herein, collectively the "Offering Documents"). Commonwealth Associates (the "Placement Agent") has agreed to act as exclusive placement agent to the Company for the purpose of assisting the Company in finding subscribers who satisfy the requirements set forth in the Offering Documents and more particularly in the Subscription Agreement (herein, "Qualified Subscribers") pursuant to the offering ("Private Placement") described in the Offering Documents.

                 2. The Units are to be offered to a limited number of subscribers by the Company at the price per Unit set forth in the Offering Documents (the "Subscription Price"), in accordance with the terms of offering thereof set forth in the Offering Documents.

                 3. We are extending the right, subject to the terms and conditions hereof, to assist the Company in finding Qualified Subscribers to purchase a portion of the Units, to certain dealers who are actually engaged in the investment banking or securities business and who are members in good standing of the National Association of Securities Dealers, Inc. (the "NASD") (such dealers who shall agree to assist in locating Qualified Subscribers for Units hereunder being herein called "Selected Dealers"), at the Subscription Price, for which they will receive a commission of ___% of the Subscription Price for Units purchased by Qualified Subscribers presented to the Company by them. The Selected Dealers have agreed to comply with the provisions of all applicable Rules of Fair Practice of the NASD. We may be included among the Selected Dealers.

                 4. We shall have full authority to take such action as we may deem advisable in respect of all matters pertaining to the Private Placement of the Units.

                 5. If you desire to present to the Company any Qualified Subscribers for Units, your application should reach us promptly by telephone or telegraph at 830 Third Avenue, New York, New York 10022, Attention:
____________, telephone number 212-829-5800. We reserve the right to reject subscriptions in whole or in part, to make allotments and to close the subscription books at any time without notice. The Units allotted to the Qualified Subscribers presented by you will be confirmed, subject to the terms and conditions of this Agreement.

                 6. The privilege of assisting the Company in finding Qualified Subscribers for the Units is extended to you only so long as the Company may lawfully sell the Units to residents in the state in which any such Qualified Subscribers reside pursuant to the terms of the Offering Documents.

                 7. Any Units offered under the terms of this Agreement and the Offering Documents may only be offered and sold subject to the securities or blue sky laws of the various states or other jurisdictions.

            You agree to advise us from time to time, upon request, of the number of sets of Offering Documents delivered to qualified subscribers by you hereunder at the time of such request.

            No expenses shall be charged to Selected Dealers.

            Neither you nor any other person is or has been authorized to give any information or to make any representation in connection with the offer or sale of the Units other than as contained in the Offering Documents.

                 8. On becoming a Selected Dealer, and in assisting the Company in finding Qualified Subscribers for the Units, you agree to comply with all the applicable requirements of the Securities Act of 193 3, as amended (the "1933 Act") specifically with respect to the requirements of Regulation D thereunder. You confirm that you are familiar with Rules 501 and 5 02 under the 193 3 Act relating to the limitations on the manner in which a private placement may be conducted pursuant to Regulation D under the 1933 Act.

                 9. Upon request, you will be informed as to the states and other jurisdictions in which we have been advised that the Units have been qualified or are exempt from registration requirements for offer and sale under the respective securities or blue sky laws of such states and other jurisdictions, but we do not assume any obligation or responsibility as to the right of any Selected Dealer to offer the Units in any state or other jurisdiction or as to the eligibility of the Units for sale therein. We will, if requested, file a Further State Notice in respect of the Units pursuant to Article 23-A of the, General Business Law of the State of New York.

                10. No Selected Dealer is authorized to act as our agent or an agent of the Company or otherwise to act on our behalf in assisting the Company in finding Qualified Subscribers or otherwise or to furnish any information or make any representation except as contained in the Offering Documents.

                11. Nothing will constitute the Selected Dealers an association or other separate entity or partners with us, or with each other, but you will be responsible for your share of any liability or expense based on any claim to the contrary. We shall not be under any liability for or in respect of value, validity or form of the components of the Units or the delivery of the Shares and Warrants comprising the Units, or the performance by anyone of any agreement on its part, or the qualification of the Units for offer or sale under the laws of any jurisdiction, or for or in respect of any other matter relating to this Agreement, except for lack of good faith and for obligations expressly assumed by us in this Agreement and no obligation on our part shall be implied herefrom. The foregoing provisions shall not be deemed a waiver of any liability imposed under the federal securities laws.

                12. Payment for the Units subscribed for hereunder is to be made by Qualified Subscribers at the Subscription Price during the term of the Private Placement set forth in the Offering Documents at the office of Commonwealth Associates, 830 Third Avenue, New York, New York 10022, by a certified or official bank check, payable to the order of ________________, as Escrow Agent for iMall, Inc.

                13. Notice to us should be addressed to Commonwealth Associates, 830 Third Avenue, New York, New York 10022, Attention: ___________________. Notices to you shall be deemed to have been duly given if mailed to you at the address to which this letter is addressed.

                14. If you desire to assist the Company in finding Qualified Subscribers pursuant to the terms set forth above, please confirm your application by signing and returning to us your confirmation on the duplicate copy of this letter enclosed herewith, even though you may have previously advised us thereof by telephone or telegraph. Our signature hereon may be by facsimile.

                                        Very truly yours,

                                        COMMONWEALTH ASSOCIATES

                                        By: __________________________
                                            Authorized Officer

Commonwealth Associates
830 Third Avenue
New York, New York 10022

            We hereby present to iMall, Inc. (the "Company") Qualified Subscribers for Units in accordance with the terms and conditions stated in the foregoing letter. We hereby acknowledge receipt of the Offering Documents referred to in the first paragraph thereof relating to said Units. We confirm that we are a dealer actually engaged in the investment banking or securities business and that we are a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"). We hereby agree to comply with all of the applicable provisions of the Rules of Fair Practice of the NASD.



                                             By:
                                                 -------------------------------
                                                 Authorized Officer

                                             Address:



Dated:
      ---------------------------

                                      A-10